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EXHIBIT 10.6

FIFTH AMENDMENT TO STOCK PURCHASE AGREEMENT

    THIS FIFTH AMENDMENT TO STOCK PURCHASE AGREEMENT ("Amendment") is entered into as of this 1st day of May, 2001, by and between Health Net, Inc., a Delaware corporation ("Seller"), and Florida Health Plan Holdings II, L.L.C., a Florida limited liability company ("Purchaser").

RECITALS

    WHEREAS, Seller and Purchaser entered into that certain Stock Purchase Agreement dated January 19, 2001 (the "Original Agreement") concerning the sale of all of the outstanding shares of capital stock of Foundation Health, A Florida Health Plan, Inc., a Florida corporation (the "Company")(capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Agreement (as defined below)); and

    WHEREAS, Seller and Purchaser amended the Original Agreement by (i) that certain Amendment to Stock Purchase Agreement dated as of February 2, 2001 (the "First Amendment"), (ii) that certain Second Amendment to Stock Purchase Agreement dated as of February 8, 2001 (the "Second Amendment"), (iii) that certain Third Amendment to Stock Purchase Agreement dated as of February 16, 2001 (the "Third Amendment"), and (iv) that certain Fourth Amendment to Stock Purchase Agreement dated as of February 28, 2001 (the "Fourth Amendment") (the Original Agreement, the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment are collectively referred to as the "Agreement"); and

    WHEREAS, Seller and Purchaser desire to modify certain terms of the Agreement on the terms set forth hereinbelow.

    NOW, THEREFORE, in consideration of the foregoing and of the mutual obligations, promises and covenants herein contained, the receipt and adequacy of which is hereby acknowledged by each of the parties hereto, it is hereby agreed as follows:

    1.  Recitals. The foregoing recitals are true and correct and made a part hereof.

    2.  Employee Matters. Notwithstanding the terms of Section 4.4(a) of the Agreement, the parties agree that Purchaser will be permitted to provide to Seller by May 1, 2001, a partial list of the Non-Assumed Employees (the "Initial List"), and Purchaser will also be permitted to deliver to Seller by not later than the Closing Date a supplemental list of additional Non-Assumed Employees not previously identified on the Initial List (the "Supplemental List"). In consideration of Seller's agreement to the foregoing, Purchaser agrees to pay to Seller at Closing, in addition to the Purchase Price, any salary and benefits costs (specifically excluding, however, any severance or retention benefits) relating to the Non-Assumed Employees identified on the Supplemental List which would not have been incurred but for the delay in the identification of the Non-Assumed Employees on the Supplemental List delivered on or prior to the Closing Date rather than on the Initial List delivered on May 1, 2001 (the "Employment Costs"), to the extent that the aggregate Employment Costs exceed the sum of Two Hundred Thousand and No/100 Dollars ($200,000.00).

    3.  Miscellaneous. This Amendment is a part of the Agreement; provided, however, that in the event that there are any inconsistencies between the terms and provisions of this Amendment and the remaining portions of the Agreement, the terms and provisions of this Amendment shall govern, control and prevail. In all other respects, the Agreement shall be unchanged and shall remain in full force and effect. The captions appearing in this Amendment are for convenience only and no way define, limit, construe or describe the scope or intent of any section or paragraph. This Amendment shall not be construed more or less favorably with respect to either party as a consequence of the Amendment or various provisions hereof have been drafted by one of the parties hereto. This Amendment may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile copy of this Amendment and any signatures thereon shall be considered for all purposes as originals.

    IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

SELLER:
WITNESSES:
Health Net, Inc., a Delaware corporation
/s/ ERIC G. GROEN Print Name: Eric G. Groen	By: /s/ MICHAEL E. JANSEN Print Name: Michael E. Jansen Title: Vice President
/s/ DOROTHY TUCKER Print Name: Dorothy Tucker
PURCHASER:
Florida Health Plan Holdings II, L.L.C., a Florida limited liability company
/s/ MITZI F. MEYERS Print Name: Mitzi F. Meyers	By: /s/ STEVEN M. SCOTT, M.D. Print Name: Steven M. Scott, M.D. Title: Manager
/s/ ANITA S. WEGNER Print Name: Anita S. Wegner

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EXHIBIT 10.6
FIFTH AMENDMENT TO STOCK PURCHASE AGREEMENT